ASSIGNMENT AND ASSUMPTION OF MEMBERSHIP INTEREST
        This Assignment and Assumption of Membership Interest (this “Agreement”) is made as of this 21st day of September, 2005 by and between Wellsford Commercial Properties Trust (“Assignor”) and Wellsford/Whitehall Group, L.L.C., a Delaware limited liability company (“Assignee”).

RECITALS
        WHEREAS, Assignor currently owns the membership interest described on Schedule I (the “Membership Interest”) in Wellsford/Whitehall Group, L.L.C., a Delaware limited liability company (the “Company”); and

        WHEREAS, the Company is presently governed by that certain Limited Liability Company Operating Agreement of the Company, dated as of May 28, 1999, as amended by the First Amendment thereto dated as of December 21, 2000, and as further amended by the Second Amendment thereto dated as of March 29, 2004; and

        WHEREAS, the interests of certain members of the Company formerly known as the “Saracen Members” were redeemed pursuant to a Redemption Agreement, dated July 2, 2004, by and between the Company and the Saracen Members (the “Saracen Agreement”), and as a result thereof, the signatories hereto are the sole members of the Company as of the date hereof;

        WHEREAS, Assignee desires to redeem the Membership Interest, all as part of that certain Redemption Agreement dated September 21, 2005, between the parties hereto, among others (the “Redemption Agreement”).

        NOW THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

        1.         On the terms and conditions hereinafter set forth, Assignor hereby grants, conveys, assigns and transfers to Assignee (collectively, the “Assignment”) all of Assignor’s right, title and interest, in, to and under the Membership Interest (the “Assigned Interest”).

        2.         Assignee hereby accepts the Assignment and, subject to the provisions of that certain Redemption Agreement dated as of the date hereof between Assignor and Assignee, among others, assumes the obligations of Assignor with respect to the Membership Interest accruing after the date hereof and, subject to the provisions of said Redemption Agreement, hereby releases the Assignor from any and all obligations the Assignor may have to Assignee.

3. Upon the execution of this Assignment by the parties hereto, Assignor does hereby withdraw as a member of the Company.

        4.         The representations and warranties made by Assignor in Section 6.1 of the Redemption Agreement are hereby incorporated by reference and shall be deemed to be part of this Agreement.

        5.         The representations and warranties made by Assignee in Section 6.2 of the Redemption Agreement are hereby incorporated by reference and shall be deemed to be part of this Agreement.

        6.          The provisions (i) in the last paragraph of Section 6.1 of the Redemption Agreement, (ii) in the last paragraph of Section 6.2 of the Redemption Agreement and (iii) in Section 6.4 of the Redemption Agreement, are hereby incorporated by reference and shall be deemed to be part of this Agreement.

        7.         The parties hereto agree that this Agreement shall bind and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and assigns.

        8.         This Agreement shall be construed under and enforced in accordance with the laws of the State of Delaware.

        9.         Any modification of this Agreement shall be effective only if in a writing executed by all parties.

        10.         This Agreement may be executed in counterparts, each of which shall be an original and all of which, taken together, shall constitute one and the same instrument.

        11.         Capitalized terms used and not defined in this Agreement shall have the meanings ascribed thereto in the Redemption Agreement.

[signature page follows]

IN WITNESS WHEREOF, Assignor and Assignee have executed this Agreement as of the day and year first above written.

WELLSFORD COMMERCIAL PROPERTIES TRUST
By:	/s/ James J. Burns
Name: James J. Burns
Title: Chief Financial Officer

WELLSFORD/WHITEHALL GROUP, L.L.C., a Delaware limited liability company
By:	WP Commercial, L.L.C., its Manager
	By:	/s/ Thomas Ferguson
Name: Thomas Ferguson
Title: Vice President